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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46800 and 33-44075) of Outlook Group Corp. and Subsidiaries of our report dated July 12, 2005, which appears on page F-2 of this annual report on Form 10-K for the year ended May 31, 2005.

                                          /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Green Bay, Wisconsin
September 1, 2005